Exhibit 10-26

ROCHESTER GAS AND ELECTRIC CORPORATION

SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM

Amendment No. 4

          The Rochester Gas and Electric Corporation Supplemental Retirement Benefit Program, effective as of July 1, 1999, as subsequently amended by the First, Second and Third Amendments thereto (the "Plan"), is hereby further amended as follows:

          1.     Effective May 1, 2004, Section 1.7 (Employee) is amended by adding the following paragraph to the end thereof:

"Notwithstanding the foregoing, on and after May 1, 2004, any Employee who is or becomes eligible to participate in the Energy East Corporation Supplemental Executive Retirement Plan shall immediately cease to be an Employee hereunder and shall not be entitled to receive any benefits from this Plan."

          2.     Effective as of July 1, 1999, Section 3.1(b)(ii) is deleted in its entirety and replaced with the following:

        "(ii) did include only the highest 6 payments under the RG&E Executive Incentive Plan (the "EIP") or those payments under the Energy East Corporation Annual Executive Incentive Plan (the "AEIP") made (not accrued) to the Employee within the 120 months preceding termination, with each of the January and March EIP or AEIP payments considered as separate payments for this purpose, and"

          3.     Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

          IN WITNESS WHEREOF OF THE ADOPTION OF THIS THIRD AMENDMENT, Rochester Gas and Electric Corporation hereby executes this Amendment No. 4 this 4th day of May, 2004.
ROCHESTER GAS AND ELECTRIC CORPORATION
/s/Robert B. Holahan Roberta B. Holahan Executive Administrative Assistant	By: /s/Joseph J. Syta Joseph J. Syta Controller